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                                                                    EXHIBIT 23.6

                           CONSENT OF LEHMAN BROTHERS





         We hereby consent to the use of our opinion letter dated February 4, 2001 to the Board of Directors of UTI Energy Corp. (the "Company") attached as Annex B to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary - Opinion of Financial Advisors - UTI Financial Advisor," "The Merger - Background of the Merger;" "- UTI's Reasons for the Merger," "- Opinion of UTI's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.



                                         /s/ LEHMAN BROTHERS INC.
                                         ------------------------------------
                                         LEHMAN BROTHERS INC.




New York, New York
March 5, 2001